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                              SERVICE AGREEMENT
          (Firm Redelivery Transportation under Rate Schedule TF-2)

     THIS AGREEMENT is entered into this 12th day of January, 1994, by and between NORTHWEST PIPELINE CORPORATION, hereinafter referred to as "Transporter", and CASCADE NATURAL GAS CORPORATION, hereinafter referred to as "Shipper".

RECITALS:

A.   Shipper is a local distribution company for natural gas.

B. Shipper owns certain supplies of natural gas which it desires Transporter to transport for Shipper's account pursuant to Section 284.223 of the regulations of the Federal Energy Regulatory Commission ("FERC").

C. Shipper and Transporter are parties to that certain Liquefaction Storage Gas Service Agreement (LS-1) dated January 12, 1994.

D. Shipper and Transporter desire to enter into this Agreement to conform to the provisions of the approved Joint Offer of Settlement in Docket No. RP93-5-011 which unbundled the storage and redelivery transportation services.

E. Shipper and Transporter desire to enter into this Agreement effective on the date so designated by the FERC.

AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

                 ARTICLE I - GAS DELIVERIES AND REDELIVERIES

     1.1 Subject to the terms, conditions and limitations hereof, Transporter agrees to receive from Shipper at the Receipt Point specified in Exhibit "A" herein, transport and deliver to Shipper at the Delivery Point(s) specified in Exhibit "B" herein, the following quantities of natural gas, known as Transportation Contract Demand:

     Up to 60,000 MMBtu's/day provided that Transporter's receipt of gas at any receipt point for Shipper's account hereunder on any day shall not exceed the Maximum Daily Quantity ("MDQ") set forth for such receipt point on Exhibit "A" hereto, and provided that Transporter's daily obligation to deliver gas to Shipper at any delivery point under this Transportation Agreement shall not exceed the Maximum Daily Delivery Obligation ("MDDO") set forth in Exhibit "B" of this Agreement.

     1.2  The following quantity is Shipper's Annual Contract Quantity:

                              Up to 562,200 MMBtus

     1.3  The following quantity is Shipper's Monthly Billing Quantity:

                             Up to 1,540 MMBtus


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     1.4  Fuel gas shall be provided in-kind as specified in Rate Schedule
TF-2 and in the General Terms and Conditions of Transporter's FERC Gas
Tariff.

     1.5  Such transportation shall be on a firm basis.

     1.6 Transporter shall not be obligated on any day to deliver under Rate Schedule TF-2, a volume of gas to Shipper at any delivery point(s) described on Exhibit "B" which in conjunction with other firm deliveries by Transporter to Shipper shall be in excess of the capacity of Transporter's facilities delivering gas to such point(s) on any such day. The aggregate of all deliveries made on any such day under Rate Schedule TF-2 at all such delivery point(s) shall not exceed the Transportation Contract Demand, except as provided by the delivery provisions in Rate Schedule TF-2.












































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                ARTICLE II - TRANSPORTATION RATES AND CHARGES

     2.1 (a) Shipper agrees to pay Transporter for all natural gas transportation service rendered under the terms of this Agreement in accordance with Transporter's Rate Schedule TF-2 as filed with the FERC, and as such rate schedule may be amended or superseded from time to time.

          (b) (Reserved for rate adjustments made pursuant to Section 3.4 of Rate Schedule TF-2.)

                   ARTICLE III - GOVERNMENTAL REQUIREMENTS

     3.1 Shipper shall reimburse Transporter for any and all filing fees to be incurred by Transporter in seeking governmental authorization for the initiation, extension or termination of service under this Agreement.

     3.2 The transportation service contemplated herein shall be provided by Transporter pursuant to Section 284.223 of the FERC's regulations.

     3.3 Upon termination, this Agreement shall cease to have any force or effect, save as to any unsatisfied obligations or liabilities of either party arising hereunder prior to the date of such termination, or arising thereafter as a result of such termination. Provided, however that this provision shall not supersede any abandonment authorization which may be required.

     3.4 (Section 3.4 shall be applicable only for the transportation of imported natural gas.) Shipper hereby acknowledges and agrees that either it or its buyer or seller is the "importer of record" and it will comply with all requirements for reporting and submitting payment of duties, fees, and taxes to the United States or agencies thereof to be made on imported natural gas and for making the declaration of entry pursuant to 19 CFR Section
141.19. Shipper agrees to indemnify and hold Transporter harmless from any and all claims of damage or violation of any applicable laws, ordinances and statutes which pertain to the importation of the gas transported hereunder and which require reporting and/or filing of fees in connection with said import.

                              ARTICLE IV - TERM

     4.1 This Agreement becomes effective on the date so designated by the FERC and shall remain in full force and effect until October 31, 2014 and year to year thereafter at Shipper's sole option. Shipper may terminate all or any portion of service under this Agreement either at the expiration of the primary term, or upon any anniversary thereafter by giving written notice to Transporter so stating at least twelve (12) months in advance. Shipper also shall have the sole option to enter into a new Agreement for all or any portion of the service under this Agreement at or after the end of the primary term of this Agreement. It is Transporter's and Shipper's intent that this term provision provide Shipper with a "contractual right to continue such service" and to provide Transporter with concurrent pregranted abandonment of any volume that Shipper terminates within the meaning of 18 CFR section 284.221(d)(2)(i) as promulgated by Order 636 on May 8, 1992.

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
           ARTICLE V - WARRANTY OF ELIGIBILITY FOR TRANSPORTATION

     5.1 Any shipper under this Rate Schedule warrants for itself, its successors and assigns, that all gas delivered to Transporter for transportation hereunder shall be eligible for transportation in interstate commerce under applicable rules, regulations or orders of the FERC. Shipper will indemnify Transporter and save it harmless from all suits, actions, damages, costs, losses, expenses (including reasonable attorney fees) and regulatory proceedings, arising from breach of this warranty.

                            ARTICLE VI - NOTICES

     6.1 Unless herein provided to the contrary, any notice called for in this Agreement shall be in writing and shall be considered as having been given if delivered personally, or by mail or telegraph with all postage and charges prepaid to either Shipper or Transporter at the place designated. Routine communications shall be considered as duly delivered when mailed by ordinary mail. Normal operating instructions can be made by telephone. Unless changed, the addresses of the parties are as follows:

                              NORTHWEST PIPELINE CORPORATION
                              P. O. Box 58900
                              Salt Lake City, Utah  84158-0900

Statements:                   Attention:  Transmission Accounting
Payments:                     Attention:  Treasury Services
Contractual Notices:          Attention:  Transportation and Contract
                                            Administration
Other Notices:                Attention:   Nominations

Notices & Statements:         CASCADE NATURAL GAS CORPORATION
                              222 Fairview Avenue North (98109)
                              P. O. Box 24464
                              Seattle, Washington  98124

                  ARTICLE VII - OTHER OPERATING PROVISIONS

     7.1 Pursuant to Section 5.3 of the General Transportation Terms and Conditions of Transporter's FERC Gas Tariff, Third Revised Volume No. 1, Shipper shall make payments to Transporter hereunder by wire transfer or check of immediately available funds by the due date set forth herein. If such funds are wire transferred, the funds shall be wire transferred to the First Interstate Bank of Utah located in Salt Lake City, Utah for Transporter's account No. 02-00986-8.

         ARTICLE VIII - ADJUSTMENTS TO GENERAL TERMS AND CONDITIONS

     8.1 Certain of the General Transportation Terms and Conditions are to be adjusted for the purpose of this Agreement, as specified below:

                                    None.






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               ARTICLE IX - CANCELLATION OF PRIOR AGREEMENT(S)

     9.1 When this Agreement takes effect, it supersedes, cancels and terminates the following agreement(s):

                                    None.

                     ARTICLE X - SUCCESSORS AND ASSIGNS

     10.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No assignment or transfer by either party hereunder shall be made without written approval of the other party. Such approval shall not be unreasonably withheld. As between the parties hereto, such assignment shall become effective on the first day of the month following written notice that such assignment has been effectuated.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above set forth.

"SHIPPER"                          "TRANSPORTER"
CASCADE NATURAL GAS CORPORATION         NORTHWEST PIPELINE CORPORATION


By:  /s/ King Oberg                By:  /s/ Joe H. Fields
Name:  King Oberg                            Joe H. Fields
Title: Vice President, Gas Supply            Attorney-In-Fact































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
                                 EXHIBIT "A"

                                   to the

                              SERVICE AGREEMENT
          (Firm Redelivery Transportation under Rate Schedule TF-2)

                           Dated January 12, 1994

                                   between

                       NORTHWEST PIPELINE CORPORATION

                                     and

                       CASCADE NATURAL GAS CORPORATION

                               RECEIPT POINTS

     Primary                                      Maximum Daily
Receipt Points                                    Quantity (MDQ)  <F1>
Plymouth LNG Storage Facility                            60,000




















- ------------------------
<F1> The total of the MDQ's must equal total transportation contract demand as set forth in Section 1.1.








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
                                 EXHIBIT "B"

                                   to the

                              SERVICE AGREEMENT
          (Firm Redelivery Transportation under Rate Schedule TF-2)

                           Dated January 12, 1994

                                   between

                       NORTHWEST PIPELINE CORPORATION

                                     and

                       CASCADE NATURAL GAS CORPORATION

                               DELIVERY POINTS
                                  Maximum Daily
                               Delivery Obligation
                                    ("MDDO")
                                    for each       Delivery
       Primary                   Delivery Point    Pressure
   Delivery Points                   (MMBtu)        (psig)

Delivery of natural gas by Transporter to Shipper shall be at or near the points whose locations are described in Shipper's currently effective Service Agreement (F-02) dated July 31, 1991 under Rate Schedule TF-1.






























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